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                                                                    EXHIBIT 99.1


                             JOINT FILING AGREEMENT

          This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to beneficial ownership of the undersigned of shares of the common stock, par value $.001 per share, of CrossWorlds Software, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 14, 2001


                                            /s/ KATRINA A. GARNETT
                                            ------------------------------------
                                            Katrina A. Garnett


                                            /s/ TERENCE J. GARNETT
                                            ------------------------------------
                                            Terence J. Garnett